Exhibit 99.1

CONTACT INFORMATION:

Critical Therapeutics, Inc.	Cornerstone BioPharma Holdings, Inc.
Linda Lennox	David Chapman
Vice President, Investor & Media Relations	919 Marketing Company
(781) 402-5708	(919) 557-7890
llenox@crtx.com	dchapman@919marketing.com
CRITICAL THERAPEUTICS SIGNS DEFINITIVE AGREEMENT TO MERGE
WITH CORNERSTONE BIOPHARMA
Transaction To Create a Respiratory-Focused Specialty Pharmaceuticals Company with a
Diversified Commercial and Clinical Product Pipeline
Joint Conference Call to be held on May 2, 2008 at 9:00 a.m. EDT
Lexington, Massachusetts and Cary, North Carolina May 1, 2008 – Critical Therapeutics, Inc. (NASDAQ: CRTX) and Cornerstone BioPharma Holdings, Inc., a privately-held company, today announced the signing of a definitive merger agreement. Cornerstone is a specialty pharmaceutical company focused on developing and commercializing prescription medications for respiratory disorders. The stock-for-stock transaction is targeted to close in the fourth quarter of 2008.
“The merger between Critical Therapeutics and Cornerstone creates a specialty pharmaceutical company focused on respiratory diseases,” said Trevor Phillips, Ph.D., president and chief executive officer of Critical Therapeutics. “It brings together Cornerstone’s suite of products marketed to respiratory specialists with Critical Therapeutics’ ZYFLO CRTM (zileuton) extended-release tablets for the treatment of asthma. After reviewing alternatives during a strategic review process over the past six months, we believe that the product synergies created by a merger with Cornerstone offer the best opportunity to drive stockholder value.”
Craig Collard, Cornerstone’s president and chief executive officer, said, “We believe this transaction will allow both companies to maximize the value of our marketed products and better exploit our commercial resources. We believe that the critical mass we aim to achieve as a specialty pharmaceutical company can enhance significantly our standing in the market.”
-more-

The principal commercial assets of the combined company will comprise a number of marketed products including the following:
•	ZYFLO CRTM: FDA-approved ZYFLO CR™ (zileuton) extended-release tablets, a leukotriene synthesis inhibitor for the prophylaxis and chronic treatment of asthma in adults and children 12 years of age and older. ZYFLO CR is not indicated for use in the reversal of bronchospasm in acute asthma attacks;

•	Spectracef®: FDA-approved Spectracef® (cefditoren pivoxil), a third-generation cephalosporin for the treatment of pathogens commonly associated with respiratory diseases in adults and adolescents 12 years of age and older; and

•	AlleRx®: AlleRx® Dose Pack family of products used for the temporary relief of symptoms associated with allergic rhinitis.
Product Development Plans
The combined company’s clinical and preclinical pipeline will include a number of product candidates. The combined company will implement a strategic review of its product development pipeline and is expected to pursue line extensions of Spectracef® as part of the life cycle plan for that product with any new products targeted for launch during the two years following the closing of the transaction. Following the strategic review, the combined company may seek to maximize the value of any non-core programs through out-licensing, divestiture or spin-off transactions.
Details of the Proposed Transaction
The merger will take the form of a stock-for-stock merger intended to qualify as a tax-free reorganization. Under the terms of the agreement, all outstanding shares of Cornerstone’s common stock will be converted into and exchanged for shares of Critical Therapeutics’ common stock and all outstanding Cornerstone options and warrants will be assumed by Critical Therapeutics and become options and warrants to acquire Critical Therapeutics’ common stock. The merger agreement provides for Critical Therapeutics to issue in the merger to Cornerstone stockholders, and assume Cornerstone options and warrants that will represent, an aggregate of 101.5 million shares of Critical Therapeutics’ common stock, subject to adjustment as a result of a reverse stock split to occur in connection with the closing of the merger. Following the transaction, Cornerstone’s stockholders will own approximately 70 percent, and Critical Therapeutics’ stockholders will own approximately 30 percent, of the combined company’s common stock, after giving effect to shares issuable pursuant to outstanding Cornerstone options and warrants, but without giving effect to any shares issuable pursuant to outstanding Critical Therapeutics options and warrants.
The merger agreement has been approved by the Boards of Directors of both companies and requires approval by the stockholders of Cornerstone. In addition, Critical Therapeutics’ stockholders are required to approve the issuance of Critical Therapeutics’ stock to Cornerstone’s stockholders in the merger. In connection with the execution of the definitive agreement, Healthcare Ventures and Advanced Technology Ventures, who together hold approximately 19 percent of the issued and outstanding common stock of Critical
-more-

Therapeutics, have entered into agreements whereby they have agreed to vote their shares in favor of the merger. In addition, holders of a majority of the shares of Cornerstone’s issued and outstanding common stock have entered into agreements whereby they have agreed to vote their Cornerstone shares in favor of the merger and refrain from selling any of the Critical Therapeutics shares they receive in the merger for six months following the closing of the transaction.
In addition to approval by Critical Therapeutics’ and Cornerstone’s stockholders, the closing of the merger is subject to other customary closing conditions as detailed in the merger agreement. Critical Therapeutics expects to file a Form S-4 and related proxy statement/prospectus with the U.S. Securities and Exchange Commission. Depending on the timing of filing and effectiveness of the Form S-4, the companies currently target the closing of the merger in the fourth quarter of 2008. In connection with the transaction, Critical Therapeutics intends to apply for re-listing of the combined company’s shares on NASDAQ to trade under the symbol “CRTX.” Critical Therapeutics plans to institute a reverse stock split, subject to stockholder approval, to comply with NASDAQ’s minimum bid price requirement at the time of the merger.
Lazard is acting as exclusive financial advisor and Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal counsel to Critical Therapeutics. Jefferies & Company, Inc. is acting as exclusive financial advisor and Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is acting as legal counsel to Cornerstone.
Executive Management and Organization
Following the closing of the transaction, Craig Collard, president and chief executive officer of Cornerstone, will be president and chief executive officer of the combined company. Brian Dickson, M.D., chief medical officer of Cornerstone, will be the chief medical officer of the combined company. Steven Lutz, executive vice president, commercial operations of Cornerstone, will be executive vice president, manufacturing and trade of the combined company. George Esgro, vice president, sales and marketing of Cornerstone, will be vice president, sales and marketing of the combined company.
Following the closing of the transaction, the combined company’s Board of Directors is expected to consist of five directors, including two current Cornerstone directors and three independent directors. The Chairman of the Board of the combined company is expected to be Alastair McEwan, who is presently the Chairman of Cornerstone’s Board.
The combined company will be named Cornerstone Therapeutics Inc. and will be headquartered at Cornerstone’s offices in Cary, North Carolina.
Conference Call Information
Critical Therapeutics and Cornerstone will host a joint conference call to discuss the proposed merger and the combined business and strategic overview of the merged
-more-

companies. Interested parties may access the conference call by way of webcast or telephone.

Date:	Friday, May 2, 2008

Time:	9:00 a.m. (eastern)

Dial-in information:	(877) 407-5790 (U.S. and Canada) (201) 689-8328 (International)

Webcast Information:	www.crtx.com

A live and archived audio webcast of the conference call will be available for 30 days in the “Investors” section of Critical Therapeutics’ website. From the home page, click on “Investors” and then click on “Webcasts & Presentations.”
About Critical Therapeutics, Inc.
Critical Therapeutics, Inc. is developing and commercializing innovative products for respiratory, inflammatory and critical care diseases. Critical Therapeutics owns worldwide rights to two FDA-approved drugs for the prevention and chronic treatment of asthma in patients 12 years of age and older: twice-daily ZYFLO CRTM (zileuton) extended-release tablets and ZYFLO® (zileuton tablets). ZYFLO CR and ZYFLO are not indicated for use in the reversal of bronchospasm in acute asthma attacks. Therapy with ZYFLO CR and ZYFLO can be continued during acute exacerbations of asthma. ZYFLO CR and ZYFLO are contraindicated in patients with active liver disease or transaminase elevations greater than or equal to three times the upper limit of normal. Critical Therapeutics is developing products for acute asthma attacks that lead patients to the emergency room and other urgent care settings. Critical Therapeutics also is developing therapies directed toward the body’s inflammatory response. Critical Therapeutics is located in Lexington, Mass. For more information, please visit www.crtx.com.
About Cornerstone BioPharma Holdings, Inc.
Cornerstone BioPharma Holdings, Inc., located in Cary, North Carolina is an emerging specialty pharmaceutical company that is focused on the development and commercialization of niche prescription medications marketed to respiratory specialists. Cornerstone is actively engaged in strategic licensing of additional prescription products through acquisitions, strategic partnerships and new product development.
Important Additional Information Will be Filed with the SEC
Critical Therapeutics plans to file with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 and file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Critical Therapeutics, Cornerstone, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.
-more-

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Critical Therapeutics through the web site maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Critical Therapeutics by contacting Critical Therapeutics, Inc., Attn: Chief Financial Officer, 60 Westview Street, Lexington, MA 02421.
Critical Therapeutics, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Critical Therapeutics’ directors and executive officers is contained in Critical Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and its proxy statement dated April 25, 2008, which are filed with the SEC. As of April 30, 2008, Critical Therapeutics’ directors and executive officers beneficially owned approximately 10,334,319 shares, or 22.9 percent, of Critical Therapeutics’ common stock.
Safe Harbor for Forward-Looking Statements
Statements in this press release regarding the proposed transaction between Critical Therapeutics and Cornerstone; the expected timetable for completing the transaction; future financial and operating results, including targeted product milestones; benefits and synergies of the transaction; future opportunities for the combined company; the strategy, future operations, financial position, future revenues and projected costs; prospects, plans and objectives of management; and any other statements about the Critical Therapeutics or the Cornerstone management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability to successfully integrate our operations and employees; the ability to realize anticipated synergies and cost savings; the ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize our products, including ZYFLO CR; the ability to transition our management teams effectively; patient, physician and third-party payor acceptance of our products, including ZYFLO CR, as safe and effective therapeutic products; our ability to maintain regulatory approvals to market and sell our products, including ZYFLO CR; the ability to successfully enter into additional strategic licensing, collaboration or co-promotion transactions on favorable terms, if at all; Critical Therapeutics’ potential inability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results
-more-

obtained in later clinical trials; Critical Therapeutics’ ability to obtain the substantial additional funding required to conduct our development and commercialization activities; Critical Therapeutics’ dependence on its strategic collaboration with MedImmune, Inc.; the ability to obtain, maintain and enforce patent and other intellectual property protection for our products, discoveries and drug candidates; and the other factors described in Critical Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2007, as amended, filed with the SEC and other filings that Critical Therapeutics makes with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may make. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
ZYFLO® is a registered trademark of Critical Therapeutics, Inc.
ZYFLO CRTM is a trademark of Critical Therapeutics, Inc.
Spectracef® is a registered trademark of Meiji Seika Kaisha, Ltd.
AlleRx® is a registered trademark of Cornerstone BioPharma, Inc.
###